Exhibit 10.6

Certain confidential information contained in this document, marked by brackets and asterisk, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

THIRD AMENDMENT TO THE

RESEARCH AND LICENSE AGREEMENT

This Third Amendment to the Research and License Agreement (“Third Amendment”) is made as of December 5, 2022 (the “Third Amendment Effective Date”), by and between:

YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM, LTD., of Hi Tech Park, Edmond J. Safra Campus, Givat Ram, Jerusalem 91390, Israel (“Yissum”) of the first part; and

InnoCan Pharma A Ltd., of 10 Hamenofim Street, Herzelia, Israel (the “Company”), of the second part;

(each of Yissum and the Company, a “Party”, and collectively the “Parties”)

WHEREAS:	the Parties signed a Research and License Agreement, on January 21, 2020, as amended on August 15, 2021, and on November 28, 2021 (collectively, the “License Agreement”);

WHEREAS:	The Researcher has completed the performance of the Research and the Company wishes to fund additional research to be performed by the Researcher with the aim of meeting the FDA guidance on Liposome drug- products (the “Second Additional Research”);

WHEREAS:	the Parties wish to amend certain sections of the License Agreement with respect to the Research, all as specified herein.

NOW THEREFORE THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1.	Interpretation and Definitions

1.1.	The preamble and annexes of this Third Amendment constitute an integral part thereof and shall be read jointly with its terms and conditions.

1.2.	Capitalized terms used but not defined herein shall, unless otherwise indicated, have the meaning ascribed to such terms in the License Agreement.

1.3.	In this Third Amendment, unless otherwise required or indicated by the context, the singular shall include the plural and vice-versa, the masculine gender shall include all other genders.

1.4.	The headings of the Sections in this Third Amendment are for the sake of convenience only and shall not serve in the interpretation of this Third Amendment.

2.	Beginning as of the Third Amendment Effective Date and for a period of twelve (12) months (“Second Additional Research Period”), the Researcher shall conduct the Second Additional Research in accordance with a new research program and research budget, attached hereto as Appendix A, which shall supplement the previous Subsequent Research Program (Appendix B to the License Agreement).

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3.	In consideration for the performance by the Researcher of the Second Additional Research, the Company shall pay Yissum an additional research fee of US$(*******) ((*******) US Dollars) (inclusive of overhead), plus VAT in accordance with law, payable in one installment on the Third Amendment Effective Date.

4.	Except as specifically provided in and required by this Third Amendment, the terms and conditions of the License Agreement shall remain in full force and effect. In the event of a contradiction between the provisions of this Third Amendment and the provisions of the License Agreement, the provisions of this Third Amendment shall prevail.

5.	This Third Amendment may be executed in any number of counterparts (including counterparts transmitted by facsimile and by electronic mail), each of which shall be deemed an original, but all of which taken together shall be deemed to constitute one and the same instrument.

IN WITNESS THE HANDS OF THE PARTIES:

YISSUM		THE COMPANY

By:	/s/ Keren-Or Amar	By:	/s/ Iris Bincovich
Name:	Dr. Keren-Or Amar	Name:	Iris Bincovich
Title:	VPBD	Title:	CEO
Date:	December 5, 2022	Date:	December 5, 2022

By:	/s/ Dr. Itzik Goldwaser
Name:	Dr. Itzik Goldwaser
Title:	CEO
Date:	December 5, 2022

I the undersigned, Prof. Chezy Barenholz, have reviewed, am familiar with and agree to all of the above terms and conditions.

/s/ Chezy Barenholz	December 5, 2022
Prof. Chezy Barenholz	Date signed

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